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                                                                     EXHIBIT 5.2

                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018         WASHINGTON
                                  410-539-2530                   NEW YORK
                                FAX: 410-539-0489              PHILADELPHIA
                                                                  EASTON



                                September 9, 1996


Redwood Trust, Inc.
591 Redwood Highway, Suite 3100
Mill Valley, California 94941


Ladies and Gentlemen:

         We have acted as Maryland counsel to Redwood Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company expected to be filed with the Securities and Exchange Commission (the "Commission") on September 9, 1996, (the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering by the Company from time to time of up to $200,000,000 aggregate initial offering price of: (i) shares of common stock, par value $0.01 per share (the "Common Stock"); (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"); (iv) rights to purchase shares of Common Stock or Preferred Stock (the "Shareholder Rights"); and (v) any combination of the foregoing types of securities. The Common Stock, the Preferred Stock, the Warrants and the Shareholder Rights are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In our capacity as Maryland counsel, we have reviewed the following:

                  (a)  The Registration Statement;
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                                                                 PIPER & MARBURY
                                                                     L.L.P.


                  (b) The Charter of the Company, certified by the Department of Assessments and Taxation of the State of Maryland (the "Department");

                  (c) A copy of the By-Laws of the Company as in effect on the date hereof (the "By-Laws");

                  (d) The Preliminary Prospectus dated September 9, 1996 (the "Preliminary Prospectus") relating to the issuance of the Securities, which forms part of the Registration Statement;

                  (e) Certified resolutions of the Board of Directors of the Company relating to the Company's organization and to the Board's authorization of the filing of the Registration Statement;

                  (f) A good standing certificate for the Company, dated September 3, 1996, issued by the Department;

                  (g) A Secretary's Certificate of the Company, dated the date hereof (the "Secretary's Certificate"), as to certain factual matters; and

                  (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Secretary's Certificate.



                                     - 2 -
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                                                                 PIPER & MARBURY
                                                                     L.L.P.


         We assume that prior to the issuance of any shares of Preferred Stock or Common Stock or of Warrants or Shareholder Rights, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken. We further assume that appropriate certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any shares of Preferred Stock or Common Stock, as the case may be and will comply with all applicable requirements of Maryland law. We further assume that any Common Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Common Stock Warrant Agreement") that conforms to the description thereof set forth in the Registration Statement; that any Preferred Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Preferred Stock Warrant Agreement") that conforms to the description thereof set forth in the Registration Statement; and that any Shareholder Rights to acquire the Common Stock or the Preferred Stock will evidenced by a valid and legally binding subscription rights that conform to the description thereof set forth in the Registration Statement. Finally, we assume that the underwriting agreements for offerings of the Common Stock, the Preferred Stock, the Common Stock Warrants, and the Preferred Stock Warrants (each, an "Underwriting Agreement," and collectively the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement

         We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Charter and By-Laws and with the applicable Maryland law.

         To the extent that the obligations of the Company under any Common
Stock Warrant Agreement or Preferred Stock Warrant Agreement (each, a "Warrant Agreement") may be dependent upon such matters, we assume for purposes of this opinion that the financial institution to be identified in such Warrant
Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that
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                                                                 PIPER & MARBURY
                                                                     L.L.P.


such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organization and legal power and authority to perform its obligations under such Warrant Agreement.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

                  1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants or of one or more Common Stock Shareholder Rights, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

                  2. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and applicable Maryland law, and, upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or of one or more Preferred Stock Shareholder Rights, the shares of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.
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                                                                 PIPER & MARBURY
                                                                     L.L.P.


                  3. When the Common Stock Warrants have been duly established by the related Common Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Common Stock Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Common Stock Warrants will be duly authorized and will constitute valid obligations of the Company.

                  4. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and applicable Maryland law, when the Preferred Stock Warrants for such series of Preferred Stock have been duly established by the related Preferred Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Preferred Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Preferred Stock Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Preferred Stock Warrants will be duly authorized and will constitute valid obligations of the Company.

                  5. Upon due authorization by Board Action of an issuance of the Common Stock Shareholder Rights, and upon the issuance of the
         Common Stock Shareholder Rights in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, the terms of the Company's Charter and applicable Maryland law, the Common Stock Shareholder Rights will be duly authorized and will constitute valid obligations of the Company.
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                                                                 PIPER & MARBURY
                                                                     L.L.P.


                  6. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and applicable Maryland law, upon due authorization by Board Action of an issuance of the Preferred Stock Shareholder Rights for such series of Preferred Stock, and upon the issuance of the Preferred Stock Shareholder Rights for such series of Preferred Stock in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, the terms of the Company's Charter and applicable Maryland law, such Preferred Stock Shareholder Rights will be duly authorized and will constitute valid obligations of the Company.

         The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinions expressed above are limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. All of the foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Tobin & Tobin in rendering their opinion to the Company in connection with the Registration Statement. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

                                             Very truly yours,


                                             /s/ Piper & Marbury L.L.P.